UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Five Prime Therapeutics, Inc. (the “Company”) approved 2014 cash bonuses for the Company’s named executive officers and principal financial officer, which are set forth in the table below:

Name and Title	2014 Bonus
Lewis T. Williams President and Chief Executive Officer	$420,000

Julie Hambleton Senior Vice President and Chief Medical Officer	$238,700

Aron M. Knickerbocker Senior Vice President and Chief Business Officer	$222,100

Marc L. Belsky Senior Vice President and Chief Financial Officer	$131,300

On January 15, 2015, the Compensation Committee also approved increases to the annual base salaries of certain of the officers of the Company listed below. The increased annual base salaries will become effective on February 1, 2015.

	Annual Base Salary
Name and Title	Current	Effective February 1, 2015
Julie Hambleton Senior Vice President and Chief Medical Officer	$385,000	$400,000

Aron M. Knickerbocker Senior Vice President and Chief Business Officer	$364,000	$375,000

Marc L. Belsky Senior Vice President and Chief Financial Officer	$300,000	$325,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis W. Sarena
Francis W. Sarena
Senior Vice President, General Counsel & Secretary

Dated: January 21, 2015

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